CONSENT OF COUNSEL

We hereby consent to the use of our name and to the reference to our firm under the caption “Trust Counsel” included in or made a part of Post-Effective Amendment No. 100 to the Registration Statement of J.P. Morgan Mutual Fund Group on Form N-1A (Nos. 811-5151 and 33-14196) under the Securities Act of 1933, as amended.

/s/ Ropes & Gray LLP
ROPES & GRAY LLP

Washington, D.C.

June 25, 2008